EXHIBIT 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated February 20, 2004 on the consolidated financial statements of PanAmerican Bancorp as of December 31, 2003 and 2002 and for the periods then ended, included within the Registration Statement on Form SB-2.  We also consent to the use of our name as "Experts" in the Prospectus.

CROWE CHIZEK AND COMPANY LLC

Fort Lauderdale, Florida

April 27, 2004